UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

CLIC TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-208350	47-4982037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

20200 W Dixie Hwy

Suite 1202

Aventura, FL 33180

(Address of principal executive offices)

(305) 918-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 13, 2019, CLIC Technology Inc. (the “Company”) dismissed Manohar, Chowdhry & Associates (“MCA”) as its independent registered public accounting firm. The dismissal was approved by the Company’s Board of Directors on February 13, 2019. During the fiscal year ended September 30, 2018 and the subsequent interim period through December 31, 2018, there were no (i) disagreements between the Company and MCA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, any of which, if not resolved to MCA’s satisfaction, would have caused MCA to make reference thereto in its audit report on the financial statements of the Company for such period, or (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.There were no disputes or disagreements between the Company and MCA during the time it was the Company’s independent registered public accounting firm starting on July 31, 2018 through the date of dismissal.

The Company provided MCA with a copy of this disclosure before its filing with the SEC. The Company requested that MCA provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. When received the Company will provide a copy of the letter from MCA in an amendment to this report.

New Independent Registered Public Accounting Firm

The Company’s Board of Directors appointed Yusufali & Associates (“Y&A”) as its new independent registered public accounting firm, effective as of February 13, 2019. During the two most recent fiscal years and through the date of the Company’s engagement of Y&A, the Company did not consult with Y&A regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Y&A, Y&A did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to engage Y&A as its independent accounting firm.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLIC TECHNOLOGY INC.

Date: February 13, 2019	By:	/s/ Roman Bond
Roman Bond, Chief Executive Officer

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